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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 6 to Registration Statement No. 333-24173 of Bank Plus Corporation on Form S-4 of our report dated February 7, 1997, which is included in the Annual Report on Form 10-K, and Amendment No.1 to the Annual Report on Form 10-K/A, of Bank Plus Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 17, 1997